UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                                SBT Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

           (1)   Title of each class of securities to which
                 transaction applies:
                                         ---------------------------------------

           (2)   Aggregate number of securities to which
                 transaction applies:
                                         ---------------------------------------

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------


           (4)   Proposed maximum aggregate value of
                 transaction:
                                         ---------------------------------------

           (5)   Total fee paid:
                                         ---------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)    Amount Previously
                  Paid:
                                      ------------------------------------------

           (2)    Form, Schedule or Registration
                  Statement No.:
                                      ------------------------------------------

           (3)    Filing
                  Party:
                             ---------------------------------------------------

           (4)    Date
                  Filed:
                             ---------------------------------------------------

                                  SBT Bancorp

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 12, 2009



To the Shareholders of SBT Bancorp, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of SBT Bancorp, Inc. will be held at the main office of the Company's subsidiary, The Simsbury Bank & Trust Company, 981 Hopmeadow Street, Simsbury, Connecticut on Tuesday, May 12, 2009 at 5:00 p.m., local time. At the meeting, the shareholders will consider and vote upon the following matters:

            1. The election of three Class I directors for a term expiring at the 2012 Annual Meeting;

            2. The ratification of the appointment of Shatswell, MacLeod & Co., P.C., certified public accountants, as independent auditors for SBT Bancorp, Inc. for the fiscal year ending December 31, 2009;

            3. The non-binding approval of the compensation of SBT Bancorp, Inc.'s named executive officers as determined by the Personnel Committee; and

            4. The transaction of such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on March 13, 2009 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

         IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON.

                                              BY ORDER OF THE BOARD OF DIRECTORS



Simsbury, Connecticut                         Gary R. Kevorkian,
April 10, 2009                                Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                SBT BANCORP, INC.
                              760 Hopmeadow Street
                                  P.O. Box 248
                             Simsbury, CT 06070-0248
                                 (860) 408-5493

          ------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                                SBT BANCORP, INC.

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 12, 2009
          ------------------------------------------------------------

         This Proxy Statement is furnished to shareholders of common stock of SBT Bancorp, Inc. (the "Company" or "we") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the Annual Meeting of Shareholders of the Company to be held at the main office of the Company's subsidiary, The Simsbury Bank & Trust Company (the "Bank"), 981 Hopmeadow Street, Simsbury, Connecticut, at 5:00 p.m. on May 12, 2009, and any and all adjournments or postponements thereof (the "2009 Annual Meeting").

         This Proxy Statement, the Notice of the 2009 Annual Meeting, the enclosed form of proxy and the Annual Report to Shareholders for the year ending December 31, 2008 for SBT Bancorp, Inc. (the "Annual Report") are first being mailed to shareholders of our common stock on or about April 10, 2009. We will, upon written request and without charge, furnish you with additional copies of the Annual Report. Please address all such requests to us by mail to SBT Bancorp, Inc., Attention: Gary R. Kevorkian, at the above address. The principal executive offices of the Company are located at 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248 (telephone number (860) 408-5493).


                    INFORMATION ABOUT SOLICITATION AND VOTING

         A shareholder of record of the common stock who executes the enclosed form of proxy may revoke it at any time before it is voted by written notice of such revocation or a duly executed proxy bearing a later date delivered to the Secretary of the Company at the address set forth above or by attending the 2009 Annual Meeting and revoking the proxy at such time. Attendance at the 2009 Annual Meeting will not itself revoke a proxy. Shares represented by properly executed proxies will be voted at the 2009 Annual Meeting in accordance with the specifications thereon. Shareholders of record of the common stock who are present at the 2009 Annual Meeting may vote by ballot.

         The expense of soliciting proxies in favor of the Company's proposals will be borne by the Company. In addition to solicitation of proxies by mail, proxies may also be solicited by telephone or personal contact by employees and/or directors of the Company who will not receive additional compensation therefor.

         Only shareholders of record of the Company's common stock at the close of business on March 13, 2009 (the "Record Date") are entitled to notice and to vote at the 2009 Annual Meeting. On the Record Date, there were 864,976 outstanding shares of the Company's common stock, no par value (the "Company common stock"). Each share of common stock is entitled to one vote. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock on the Record Date, or 432,489 shares, is necessary to constitute a quorum at the 2009 Annual Meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. When a record holder (e.g., a bank or brokerage firm) holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the beneficial owner has not provided voting instructions, this is referred to as a "broker non-vote."

         If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.

         If your shares are held in "street name," you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

         With respect to the proposals at the 2009 Annual Meeting concerning the election of directors, the approval of the appointment of the Company's independent auditors and the non-binding approval of the compensation of the Company's named executive officers (NEO) as determined by the Personnel Committee, your broker is entitled to use its discretion in voting your shares, even if you do not give your broker instructions as to how to vote.

         Directors will be elected by a plurality of the votes cast at the 2009 Annual Meeting. Thus, an abstention or a broker "non-vote" will have no effect on the outcome of the vote on election of directors at the meeting. The ratification of the appointment of Shatswell, MacLeod & Co., P.C. will be approved if a majority of the votes cast are FOR the proposal. Abstentions and broker "non-votes" will have no impact on the ratification of Shatswell, MacLeod & Co., P.C. The non-binding proposal regarding the compensation of our named executive officers will be approved if a majority of the votes cast are FOR the proposal. Abstentions and broker "non-votes" will have no impact on the approval of this advisory proposal.

         The votes will be counted, tabulated and certified by Robert J. Bogino and George B. Odlum, Jr., DMD. Each proxy received will be voted as directed. However, if no direction is indicated, the proxy will be voted: in Item 1 FOR the election to the Board of Directors of the three Class I director nominees; in Item 2 FOR the ratification of Shatswell, MacLeod & Co., P.C. as independent auditors; in Item 3 FOR the non-binding approval of the compensation of the Company's named executive officers as determined by the Personnel Committee; and on such other matters as may properly come before the 2009 Annual Meeting in such manner as the persons so named in the proxy shall decide.

         We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2009, which we expect to file with the Securities and Exchange Commission, on or before August 14, 2009.

         If you have any questions about the 2009 Annual Meeting or your ownership of our common stock, please contact Gary R. Kevorkian, our corporate secretary, by mail at SBT Bancorp, Inc., Attention: Gary R. Kevorkian, Secretary, 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248, or by email to Mr. Kevorkian's attention at sbtinfo@simsburybank.com.

   IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 2009

         Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to our shareholders. The following proxy materials are available at http://www.simsburybank.com/aboutus-shareholders.php:

         o  Notice of Annual Meeting of Shareholders to be held May 12, 2009;
            and

         o Proxy Statement for the Annual Meeting of Shareholders to be held May 12, 2009; and

         o  Annual Report for 2008.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of February 13, 2009 by (i) each director and nominee for director of the Company, (ii) named executive officers, (iii) all directors and executive officers as a group and
(iv) a shareholder of record who beneficially owns five percent or more of the Company's common stock. Except as indicated by footnote, the persons named in the table have sole voting and investment powers with respect to all shares shown as beneficially owned by them. All persons listed are directors of both the Company and the Bank unless noted otherwise. All directors and executive officers can receive mail in care of SBT Bancorp, Inc., 760 Hopmeadow Street, P.O. Box 248, Simsbury, CT 06070. The address of the shareholder of record who beneficially owns five percent or more of the Company's common stock is listed below its name in the following table.

                                               Amount and Nature
                                                 Of Beneficial          Percent
       Name of Beneficial Owner                    Ownership            Of Class
--------------------------------------------------------------------------------

Directors and Executive Officers

Robert J. Bogino, Vice Chairman                   27,572 (1)             3.2%
James T. Fleming, Director                           492                   *
Martin J. Geitz, President, Chief                 29,564 (2)             3.4%
Executive Officer and Director
Edward J. Guarco, Director                        17,783 (3)             2.1%
Gary R. Kevorkian, Director                       16,919 (4)             2.0%

George B. Odlum, Jr., DMD, Director               13,581 (5)             1.6%
Rodney R. Reynolds, Director                       1,000                   *
David W. Sessions, Director                       15,736 (6)             1.8%
Penny R. Woodford, Director                        2,262 (7)               *
Lincoln S. Young, Chairman                        18,612 (8)             2.2%
Anthony F. Bisceglio, Executive Vice               3,200                   *
President, Chief Financial Officer and
Treasurer
Paul R. Little, Senior Vice President              7,000 (9)               *
and Chief Lending Officer

All directors and executive officers
as a group (13 persons)                          153,721(10)            17.2%


Principal Shareholder

Friedlander & Co., Inc.                           52,900(11)             6.1%
322 East Michigan Street, Suite 250
Milwaukee, WI 53202

----------------------------
* Less than 1%

(1) Includes 6,600 shares owned jointly with Mr. Bogino's spouse, 822 shares held in a trust of which Mr. Bogino serves as trustee, 2,084 shares in trusts for two of his children for which Mr. Bogino serves as the trustee and 11,500 shares owned by his spouse. Mr. Bogino disclaims beneficial ownership of the shares beneficially owned by his spouse.

(2) Includes 21,000 shares which may be acquired within 60 days through the exercise of stock options.

(3) Includes 1,200 shares owned jointly with Mr. Guarco's spouse, 600 shares held by both Mr. and Mrs. Guarco as custodians for their daughter, 4,000 shares in a trust of which Mr. Guarco owns 6.6%, 6,083 shares held by Mr. Guarco, Mr. Guarco's mother and Mr. Guarco's brother as joint tenants with right of survivorship, and 4,900 shares held by a limited liability company in which Mr. Guarco, Mr. Guarco's mother and Mr. Guarco's brother each have a one-third membership interest.

(4) Includes 9,581 shares held in trusts for which Mr. Kevorkian is trustee including 970 shares in a trust for Mr. Kevorkian's spouse.

(5) Includes 3,550 shares owned by Dr. Odlum's spouse. Dr. Odlum disclaims beneficial ownership of the shares beneficially owned by his spouse.

(6) Includes 1,564 shares owned jointly with Mr. Sessions's spouse, 1,357 shares owned by a private corporation owned by Mr. Sessions and his siblings and 1,252 shares owned by his children. Mr. Sessions disclaims beneficial ownership of the shares beneficially owned by his children.

(7)    Includes 1,660 shares owned jointly with Ms. Woodford's spouse.

(8) Includes 3,506 shares held in a trust for which Mr. Young is a Co-Trustee and a beneficiary.

(9) Includes 7,000 shares which may be acquired within 60 days through the exercise of stock options.

(10) Includes 28,000 in shares which directors and executive officers may acquire beneficial ownership of within 60 days through the exercise of stock options.

(11) Includes 1,700 shares owned by Theodore Friedlander III and is based on information set forth in a Schedule 13G filed on February 17, 2009 by Friedlander & Co., Inc. ("Friedlander & Co.") and Theodore Friedlander
       III. Mr. Friedlander is a controlling person of Friedlander & Co. and as such may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Friedlander & Co. Mr. Friedlander beneficially owns less than 1% of the shares held by Friedlander & Co. and disclaims beneficial ownership of all other shares held by Friedlander & Co.


                             DISCUSSION OF PROPOSALS

                                     ITEM 1
                                     ------

                              ELECTION OF DIRECTORS

         As of the date of this Proxy Statement, the Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with each class having a three-year term. The size of the Board is currently set at 11 directors comprised as follows: four Class I directors, three Class II directors and four Class III directors. There are presently 10 persons serving as directors of the Company with one vacancy for a Class I director that resulted from the death of Barry Loucks in 2008. Proxies solicited from shareholders cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

         The terms of the classes are staggered so that the term of a class expires at each annual meeting of the Company. The terms of the three incumbent Class I directors expire at the 2009 Annual Meeting.

         At a meeting held on March 18, 2009, the Board of Directors voted unanimously to recommend the following three persons for election to the Board of Directors with terms expiring on the dates set forth below:

              Nominee            Class                Term Expiration
  --------------------------    -------     -----------------------------------
  James T. Fleming              Class I     2012 Annual Meeting of Shareholders
  Edward J. Guarco              Class I     2012 Annual Meeting of Shareholders
  Penny R. Woodford             Class I     2012 Annual Meeting of Shareholders

         Each of the nominees currently serves as a director of the Company and is nominated to serve for his or her term and until his successor is elected and qualified. In the event that any of the nominees become unable to serve, an event which the Board does not expect, the shares represented by proxy may be voted for a substitute nominee to be designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees.

         If a quorum is present at the 2009 Annual Meeting, the election of directors will require the affirmative vote of a plurality of the votes cast. Abstentions by shareholders and broker non-votes with respect to the election of directors will not be included in determining whether nominees have received the vote of such plurality. Certain information about the business experience of the director nominees, including their service as directors of other corporations, is listed below. References to terms of service as a director or officer of the Company include service as a director or officer of the Bank prior to the date of the holding company reorganization on March 2, 2006.

Director Nominees, Class I

James T. Fleming (53) - Mr. Fleming is currently the President of the Connecticut Automotive Retailers Association which position he has held since March 2008. Prior to this he was Commissioner of the Department of Public Utility Control, State of Connecticut, which position he held from 2007 to March 2008. Prior to this he was Commissioner of the Department of Public Works, State of Connecticut, from 2003 to 2007 and Commissioner of Consumer Protection, State of Connecticut. He is also a director of the Simsbury Cemetery Association, Vice President of the Simsbury Volunteer Fire District and is a Corporator of Saint Francis Hospital. He has been a director of the Company since 1992.

Edward J. Guarco (55) - Mr. Guarco is a Vice President of State Line Oil, in Granby, Connecticut, where he has been employed since 1976. He also serves as Vice President of the Independent Connecticut Petroleum Association and as a Board member of the Granby Development Commission and the Granby Chamber of Commerce. He has been a director of the Company since 1998.

Penny R. Woodford (64) - Ms. Woodford is an Agent with the Coldwell Banker Residential Brokerage, which position she has held since 2003, prior to that she was an Agent with DeWolf Companies since 1996 and Westledge Real Estate since 1983. She is Chairman of the Nominating Committee of the Avon Republican Town Committee. She has been a director of the Company since 1992.


                         INFORMATION ABOUT OUR DIRECTORS

         Certain information about the business experience of the remaining incumbent directors and the non-director officers of the Company, including their service as directors of other companies, is listed below. References to terms of service as a director or officer of the Company include service as a director or officer of the Bank prior to the date of the holding company reorganization on March 2, 2006.

Class II Directors, Terms Expiring at the 2010 Annual Meeting of Shareholders

Martin J. Geitz (52) - Mr. Geitz is the President and Chief Executive Officer of the Company and the Bank, and has held these positions since 2004. He has been a director of the Company since 2005. He was formerly a Vice President with Massachusetts Mutual Life Insurance Company until 2004 and was the President, Chief Executive Officer and Chief Financial Officer of Cigna Bank & Trust Company from 2000 to 2003. He is Chairman of the Board of the Hartford Economic Development Corporation, a Trustee of McLean and of the Simsbury Free Library, and a board member of Bloomfield Chamber of Commerce and the Charter Oak State College Foundation.

Gary R. Kevorkian (55) - Mr. Kevorkian has been the Secretary of the Company since 2007 and a director of the Company since 1994. He is an Attorney-at-Law in his own practice in Granby, Connecticut, since 1981. Mr. Kevorkian is not an employee of the Company and is not compensated for his service as the Company's Secretary.

George B. Odlum, Jr., DMD (69) - Dr. Odlum was a family practice dentist in Simsbury, Connecticut, where he had practiced dentistry from 1968 until his retirement in 2007. He is the retired President and Board member of the Horace Wells Club. Dr. Odlum has been a director of the Company since 1992 and formerly served as the Company's Secretary.

Class III Directors, Terms Expiring at the 2011 Annual Meeting of Shareholders

Robert J. Bogino (66) - Mr. Bogino is the Vice Chairman of the Company and the Bank and has been a director of the Company since 1994. Mr. Bogino previously served as the Company's Secretary. He was the president and co-owner of Bogino & DeMaria, Inc. in Avon, Connecticut, an insurance agency of which he was a founder in 1972. In 2003, he became a Vice President of the Watson Group, an insurance agency in Wethersfield until his retirement in 2004.

Rodney R. Reynolds (69) - Mr. Reynolds was a co-founder of Equistrides Therapeutic Riding Center, Inc., a non-profit organization that provided services to people with disabilities, and served as co-manager and trustee of that organization from 2000 to 2006. Mr. Reynolds served as a director of the Trust Company of Connecticut, an investment management and trust services company, from 1990 to 2005. Mr. Reynolds was self-employed as a commercial real estate developer and owner/manager of real estate from 1984 to 2006. He has served as a director of the Company since 2007.

David W. Sessions (58) - Mr. Sessions is the President and Treasurer of the Casle Corporation, headquartered in Avon, Connecticut, a commercial design-build development and construction company which he co-founded in 1981. He also is a member of the Board of Finance of the Town of New Hartford, Chairman of the Architectural Review Committee of the Town of New Hartford and of the New Hartford Town Democratic Committee. He has been a director of the Company since 1992.

Lincoln S. Young (74) - Mr. Young is the Chairman of the Company and has been a director since 1994. Mr. Young previously served as the Company's Secretary. He is the retired Chief Executive Officer of Turbine Engine Services Corp., a jet engine servicing company, a position he held until 1995. Mr. Young is a director of the New England Air Museum and a Board Member of the Licia and Mason Beekley Community Library.

Non-Director Executive Officers

Anthony F. Bisceglio (61) - Mr. Bisceglio is an Executive Vice President of the Company and the Bank, positions he has held since January 2005 as well as Chief Financial Officer and Treasurer of the Company and the Bank, which positions he has held since 1995. Prior to joining the Bank in 1995, he was Vice President and Group Financial Officer of Shawmut National Corporation and Chief Financial Officer of Shawmut Bank of Rhode Island. He is also on the Connecticut Bankers Association's Management Development Committee, serves on the Economic Policy Survey Panel of the National Association for Business Economics and is a member of the American Finance Association. He is a past Board member of the Financial Managers Society and past Chairman of its Strategic Issues Council.

Paul R. Little (49) - Mr. Little is a Senior Vice President and Chief Lending Officer of the Bank, which positions he has held since 2006. Prior to joining the Bank, he served as Vice President of Commercial Real Estate Lending at Liberty Bank since 2004; from 1993 to 2004 he was Vice President of Real Estate Loans for New Alliance Bank, formerly Savings Bank of Manchester where he had been employed since 1990.

Howard R. Zern (62) - Mr. Zern is a Senior Vice President and Chief Retail Banking, Operations & Technology Officer of the Bank, which positions he has held since 2008. Prior to joining the Bank, he was Executive Vice President of Bank of America, from which he retired in 2005. Mr. Zern is a director of Stony Brook University Alumni Association and formerly Vice Chairman of TheaterWorks, Treasurer of the Artists Collective in Hartford and Chairman of the Urban League of Greater Hartford.

Audit and Compliance Committee Financial Expert

         The Board has determined that the Company currently has at least one audit committee financial expert serving on its Audit and Compliance Committee. That person is Robert J. Bogino. Mr. Bogino is "independent," as that term is defined in Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards.

Independence of Directors and Director Nominees

         The following directors and director nominees are independent in accordance with Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards: Robert J. Bogino, James T. Fleming, Edward J. Guarco, Gary R. Kevorkian, George B. Odlum, Jr., DMD, David W. Sessions, Rodney
R. Reynolds, Penny R. Woodford and Lincoln S. Young.

Board Committees

         The Company has established five standing committees of the Board of Directors - the Audit and Compliance Committee, the Corporate Governance Committee, the Executive Committee, the Investment Services Committee and the Personnel Committee, which performs functions that are similar to those of a compensation committee.

         Audit and Compliance Committee of the Company. The Audit and Compliance Committee has oversight responsibility for and reviews all financial and other reports provided by the Company's independent auditors and the Company's internal audit firm. The Audit and Compliance Committee evaluates and selects the independent auditor subject to shareholder ratification. The Audit and Compliance Committee, in its meetings with the Company's auditors, discusses and approves the audit and compliance scope and reviews all audit findings. The members of the Audit and Compliance Committee are Messrs. Odlum (Chair), Bogino, Fleming, Guarco and Ms. Woodford. All members of the Audit and Compliance Committee are independent in accordance with Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards. The Audit and Compliance Committee operates pursuant to a written charter adopted by the Board. The Audit and Compliance Committee met seven times during 2008.

         Corporate Governance Committee of the Company. The Corporate Governance Committee functions as the nominating committee for director candidates, identifies qualified individuals to become members of the Company's Board of Directors, determines the composition of the Board of Directors and its committees, monitors and assesses the effectiveness of the Board of Directors, develops and implements the Company's corporate governance guidelines and reviews and recommends director compensation. All members of the Corporate Governance Committee are independent as that term is defined in Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards. The members of the Corporate Governance Committee are Messrs. Young (Chair), Bogino and Fleming and Ms. Woodford. The Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The Corporate Governance Committee met seven times during 2008.

         The Corporate Governance Committee has a formal policy regarding the consideration of director candidates recommended by shareholders which sets forth the minimum qualifications of suitable nominees for director as well as approved processes for identifying and evaluating nominees. The Corporate Governance Committee will consider any director candidate recommended by shareholders in accordance with the standards set forth in its Charter. Such suggestions, together with appropriate biographical information, should be submitted to: SBT Bancorp, Inc., Attn: Gary R. Kevorkian, Secretary, 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070. Possible candidates who have been suggested by shareholders are evaluated by the Corporate Governance Committee in the same manner as are other possible candidates.

         The general criteria used to establish the traits, abilities and experience that the Corporate Governance Committee looks for in determining candidates for election to the Board include highest ethical character, independence from Management, ability to represent all shareholders of the Company, ability to exercise sound business judgment, relevant expertise and experience that would benefit the Company and the ability to offer advice and guidance to the Chief Executive and the Board. The board as a whole should be a diverse body, with diversity reflecting age, gender, background and professional experience. Key among the criteria is a director's existing ties to the Company's markets and adherence to Company's Code of Ethics and Conflicts of Interest Policy. All directors are subject to mandatory retirement from service on the Company's Board of Directors upon reaching seventy-six years of age.

         Executive Committee of the Company. The Executive Committee is responsible for the general supervision of the Company's affairs between meetings of the full Board, oversees the Company's investments, asset/liability management, budget and capital planning and reviews the Company's interest rate sensitivity and deposit and loan pricing. The Executive Committee also is responsible for overseeing the Company's information technology planning, security and development. The members of the Executive Committee are Messrs. Bogino (Chair), Geitz, Odlum, Sessions and Young. The Executive Committee met 12 times during 2008.

         Investment Services Committee of the Company. The Investment Services Committee has oversight of the performance of the Bank's wholly-owned subsidiary, SBT Investment Services, Inc., reviews the financial and market performance of the subsidiary offering non-deposit products, including review and approval of the selection of and contracts with third party broker/dealers, review of all product types sold, appointment of Bank Management to fill needed roles, recommendation of prudent policies and procedures, setting of commission structures and oversight of compliance with applicable regulations. The Committee also evaluates opportunities in the marketplace for enhancing the Company's offering of non-deposit products and services. The members of the Investment Services Committee are Messrs. Young (Chair), Bogino, Geitz, Kevorkian, Reynolds. The Investment Services Committee met 7 times in 2008.

         Personnel Committee of the Company. The Personnel Committee performs functions that are similar to those of a compensation committee. The Personnel Committee determines the compensation of the Bank's employees, which include the Company's executive officers. In determining the compensation of the Bank's employees, including the Company's executive officers, the Personnel Committee considers the recommendations of Martin J. Geitz, President and CEO of the Company and the Bank. The members of the Personnel Committee are Messrs. Sessions (Chair), Guarco, Kevorkian, Reynolds and Young. All members of the Personnel Committee are independent in accordance with Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards. The Personnel Committee does not have a written charter. The Personnel Committee met 10 times in 2008.

Availability of Committee Charters

         The Audit and Compliance Committee and the Corporate Governance Committee each operates pursuant to a separate written charter adopted by the Board. Each committee reviews its charter at least annually. The two committee charters can be viewed at http://www.simsburybank.com/aboutus-shareholders.php. Each charter is also available in print to any shareholder who requests it. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

Board Meetings

         The Board held 18 meetings, including the annual meeting, during 2008. All of the Company's incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by the Committees of the Board of Directors on which such directors served during 2008.

         Board members are expected to attend the Company's annual meeting of shareholders. All of the Company's 10 directors attended the May 13, 2008 annual meeting of shareholders of the Company.

Shareholder Communications

         The Board of Directors has a formal process in place for shareholder communication to the Board of Directors or any individual director. Shareholders wishing to communicate with the Board of Directors or any individual director may write to SBT Bancorp, Inc., Gary R. Kevorkian, Secretary, 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070. All communications received of a relevant nature will be forwarded to the full Board or appropriate individual director as directed. The Board of Directors believes this approach is reasonable in light of the relatively small number of shareholders of the Company and the relatively small number of communications the Board expects to receive in the foreseeable future.

Code of Ethics and Conflicts of Interest Policy

         The Company has adopted a Code of Ethics and Conflicts of Interest Policy that applies to all employees, officers and directors. The Company will supply a copy of the Code of Ethics and Conflicts of Interest Policy upon written or oral request. To obtain a copy please write to us at SBT Bancorp, Inc., 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248 or call the Company at (860) 408-5493.

                         COMPENSATION AND OTHER MATTERS
Executive Compensation

         The following table presents information relating to the compensation of the Company's CEO and the two other executive officers (NEOs) named below for the fiscal year ended December 31, 2008 and 2007.


                                                          Summary Compensation Table

  Name and principal     Year    Salary          Bonus     Stock       Option     Non-equity       Non-         All other    Total
       position                                            awards      awards     incentive      qualified      Compen-
                                                                                    plan         deferred       sation
                                                                                   compen-       earnings
                                                                                   sation
------------------------------------------------------------------------------------------------------------------------------------

Martin J. Geitz          2008  $181,390 (1)        $0 (2)      $0     $60,179 (4)         $0           $0     $19,183 (6)   $260,752
President & Chief        2007  $179,587 (1)   $23,739 (3)      $0     $60,179 (5)         $0           $0     $14,329 (6)   $277,834
Executive Officer

Anthony F. Bisceglio     2008  $129,735            $0 (2)      $0        $0               $0           $0      $5,637 (7)   $135,372
Executive Vice           2007  $127,370       $17,373 (3)      $0        $0               $0           $0      $2,886 (7)   $147,629
  President & Chief
  Financial Officer

Paul R. Little           2008  $123,147            $0 (2)      $0     $28,401 (8)         $0           $0      $4,297 (10)  $155,845
Senior Vice President &  2007  $121,557       $10,804 (3)      $0     $18,934 (9)         $0           $0      $1,855 (10)  $153,150
  Chief Lending Officer


 (1) Mr. Geitz also serves as a director, but did not receive any compensation for those services.

 (2) Estimated 2008 performance bonus to be paid in 2009.

 (3) 2007 performance bonus paid in 2008.

 (4) The dollar value of the stock options was determined using the calculation explained in Footnote 17 of the Consolidated Financial Statements appearing in the Company's 2008 Annual Report. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant. One third of the options become exercisable on each of the first through third annual anniversary dates of the grant.

 (5) The dollar value of the stock options was determined using the calculation explained in Footnote 16 of the Consolidated Financial Statements appearing in the Company's 2007 Annual Report. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant. One third of the options become exercisable on each of the first through third annual anniversary dates of the grant.

 (6) Includes Mr. Geitz's personal use of a Bank-leased automobile, annual dues for country club membership, employer match of 401k Plan contributions and employer-paid premiums for group term life insurance in excess of $50,000.

 (7) Includes Mr. Bisceglio's employer match of 401k Plan contributions and employer-paid premiums for group term life insurance in excess of $50,000.

 (8) The dollar value of the stock options was determined using the calculation explained in Footnote 17 of the Consolidated Financial Statements appearing in the Company's 2008 Annual Report. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant. One third of the options become exercisable on each of the first through third annual anniversary dates of the grant.

 (9) The dollar value of the stock options was determined using the calculation explained in Footnote 16 of the Consolidated Financial Statements appearing in the Company's 2007 Annual Report. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant. One third of the options become exercisable on each of the first through third annual anniversary dates of the grant.

(10) Includes Mr. Little's employer match of 401k Plan contributions and employer-paid premiums for group term life insurance in excess of $50,000.

         The Personnel Committee is responsible for reviewing the performance and establishing the compensation of the Bank's officers and key employees, including the Company's executive officers. The Committee relies upon industry information, including surveys of similarly sized and located institutions, gathered by Management at the Committee's request, and targets the Bank's compensation to be generally at the level of its peer group institutions. The members of this committee are Messrs. Sessions (Chair), Guarco, Kevorkian, Reynolds and Young.

Employment Agreements

         The Bank maintains employment agreements with the following named executive officers: Messrs. Geitz, Bisceglio and Little. The continued success of the Company and the Bank depends to a significant degree on the skills and competence of these officers. These agreements are with the Bank, not the Company.

         Martin J. Geitz, President and Chief Executive Officer - The Bank entered into an Employment Agreement with Martin J. Geitz effective October 4, 2004. The term of that agreement is the earlier to occur of Mr. Geitz attaining the age of sixty-five or the termination of Mr. Geitz's contract voluntarily or upon some other basis. Mr. Geitz is to be paid a salary of $170,000, subject to adjustment by the Board. In addition, Mr. Geitz is entitled to an annual bonus in an amount and form set by the Board. Option grants are discussed in the footnotes of the Summary Compensation Table and the Outstanding Equity Awards Table. Mr. Geitz is entitled to: (1) participate in the Bank's comprehensive health insurance and major medical coverage; (2) participate in any long-term disability insurance plan and pension plan maintained by the Bank; (3) paid vacation of four weeks per year; (4) the use of an automobile for business purposes; (5) membership in a private "country" or similar golf club; and (6) attendance at two banking trade association conventions per year, including the cost of attendance and travel for Mr. Geitz and his spouse. The Bank may terminate Mr. Geitz's employment at any time without notice. The Bank may give up to sixty days' prior notice of the termination. If such notice is given to Mr. Geitz, the Bank may require him to remain in the employ of the Bank for the period of notice given. If the Bank terminates Mr. Geitz's employment for other than Cause or due to a Change in Control or potential Change in Control (as such terms are defined in the Employment Agreement), Mr. Geitz shall be entitled to receive a lump sum payment equal to the aggregate of: (1) twelve months of Mr. Geitz's then current salary base salary; (2) an amount equal to bonus to which he would have been entitled under the agreement had a Change of Control occurred; (3) payment for any accrued but unused vacation time; and (4) payment of Mr. Geitz's medical insurance for twelve months following his termination. This lump sum amount shall be reduced by any compensation Mr. Geitz receives for other employment after the termination of his employment with the Bank. Mr. Geitz may voluntarily terminate his employment on ninety days' prior notice to the Bank, however, notice need not be given where the termination has been approved by the Board of Directors or there has been a material breach of the Bank's obligations under the agreement. If Mr. Geitz fails to meet the terms of the agreement concerning his voluntary termination, the Bank will be entitled to enjoin Mr. Geitz's employment with any significant competitor of the Bank for a period of twelve months. In the event of a Change in Control or Potential Change in Control of the Bank or the Company, Mr. Geitz would be entitled to receive
(1) credit for his years of service to the Bank plus five additional years for purposes of vesting and calculation of benefits under any benefit plan of the Bank or a successor thereto; (2) twelve months notice of termination during which time he shall receive payment at his then current salary and the highest bonus received by Mr. Geitz during the preceding thirty-six months, provided that if the Change in Control occurs prior to December 31, 2005 the amount of the bonus will equal $25,000; (3) a lump sum cash payment in an amount equal to the sum of Mr. Geitz's then current salary plus the highest bonus he had received during the preceding 36 months; and (4) outplacement services in an amount not to exceed $10,000. Mr. Geitz is not entitled to receive compensation or other benefits for any period after termination for Cause. Notwithstanding anything to the contrary set forth in Mr. Geitz's Employment Agreement, any payments due to Mr. Geitz as a result of his termination of employment may be delayed for up to six months after his termination of employment if the Bank determines that the delay is necessary to comply with Section 409A of the Internal Revenue Code. In the event that payments are delayed, the Bank will pay 5% simple interest on such delayed payments to Mr. Geitz.

         Anthony F. Bisceglio, Executive Vice President, Treasurer and Chief Financial Officer - Anthony F. Bisceglio is an at-will employee of the Company and the Bank. He is entitled to receive paid vacation of 28 days per year and to participate in the Bank's benefit plans, including its medical plan, dental plan and 401k retirement plan. The Bank has entered into a Change in Control Agreement with Mr. Bisceglio dated July 30, 1999. That Agreement provides for payment to Mr. Bisceglio in the event of a Change in Control or Potential Change in Control (as such terms are defined in the Change in Control Agreement) of the Company or the Bank. Under those circumstances, Mr. Bisceglio would be entitled to receive (1) credit for his years of service to the Bank plus five years for purposes of vesting and calculation of benefits under any benefit plan of the Bank or a successor thereto, (2) twelve months notice of termination during which time he shall receive payment at his then current salary and the highest bonus received by Mr. Bisceglio during the preceding 36 months, (3) a lump sum cash payment in an amount equal to the sum of Mr. Bisceglio's then current salary plus the highest bonus he had received during the preceding 36 months, and (4) outplacement services in an amount not to exceed $10,000. Notwithstanding anything to the contrary set forth in Mr. Bisceglio's Change in Control Agreement, any payments due to Mr. Bisceglio as a result of his termination of employment may be delayed for up to six months after his termination of employment if the Bank determines that the delay is necessary to comply with Section 409A of the Internal Revenue Code. In the event that payments are delayed, the Bank will pay 5% simple interest on such delayed payments to Mr. Bisceglio.

         The Bank entered into a Supplemental Executive Retirement Agreement with Mr. Bisceglio dated April 23, 2001. This Agreement provides that upon Mr. Bisceglio's retirement on or after attaining age 65, the Bank shall pay him a supplemental annual pension of $10,000, payable in equal monthly installments, for a period of twenty years. Upon Mr. Bisceglio's death, while still actively employed with the Bank, his designated beneficiary shall receive an annual survivor's benefit equal to $10,000, payable in equal monthly installments, for a period of twenty years. Upon Mr. Bisceglio's death, while receiving the supplemental annual pension, his designated beneficiary shall receive the remaining equal monthly payments which would have been due to Mr. Bisceglio. Furthermore, upon a change in control of the Company or the Bank, Mr. Bisceglio would be credited with five years of service with respect to the Supplemental Executive Retirement Agreement.

         Paul R. Little, Senior Vice President and Chief Lending Officer - Paul
R. Little is an at-will employee of the Bank. He is entitled to receive paid vacation of 28 days per year and to participate in the Bank's benefit plans, including its medical plan, dental plan and 401k retirement plan. The Bank has entered into a Change in Control Severance Agreement with Mr. Little dated December 30, 2008. Under the Change in Control Severance Agreement, Mr. Little is entitled to the following compensation if his position is terminated as a result of a Change in Control (as such term is defined in the Change in Control Severance Agreement): (1) a lump sum payment equal to two years of base salary and bonus; (2) accelerated vesting of his stock options and any other performance related incentive compensation awards; and (3) 24 months of coverage of health benefits on the same terms as were provided prior to termination. Notwithstanding anything to the contrary set forth in Mr. Little's Change in Control Severance Agreement, any payments due to Mr. Little as a result of his termination of employment may be delayed for up to six months after his termination of employment if the Bank determines that the delay is necessary to comply with Section 409A of the Internal Revenue Code.

Effect of Current Financial Crisis - Participation in Treasury's Capital Purchase Program

         On March 27, 2009, we entered into a Securities Purchase Agreement with the United States Department of the Treasury that provides for our participation in the Capital Purchase Program ("CPP") under the Treasury's Troubled Assets Relief Program ("TARP"). CPP participants must accept several NEO compensation-related limitations that are associated with this Program. On March 27, 2009, each of our NEOs agreed in writing to accept the CPP compensation standards and thereby cap or eliminate some of their contractual or legal rights. The provisions agreed to were as follows:

     o No Golden Parachute Payments. "Golden parachute payment" under the CPP means a severance payment resulting from involuntary termination of employment, or from bankruptcy of the employer, that exceeds three times the terminated employee's average annual base salary over the five years prior to termination. Our NEOs have agreed to forego all golden parachute payments for as long as two conditions remain true:
         They remain "senior executive officers" (CEO and the next two highest-paid executive officers), and the Treasury continues to hold our equity or debt securities we issued to it under the CPP (the period during which the Treasury holds those securities is the "CPP Covered Period").

     o Recovery of Bonus, Retention Awards, and Incentive Compensation if Based on Certain Material Inaccuracies. Our NEOs have also agreed to a "clawback provision," which means that we can recover any bonus, retention award or incentive compensation paid during the CPP Covered Period that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

     o No Compensation Arrangements that Encourage Excessive Risks. During the CPP Covered Period, we are not allowed to enter into compensation arrangements that encourage NEOs to take "unnecessary and excessive risks that threaten the value" of our company. To make sure this does not happen, the Personnel Committee is required to meet at least once a year with our senior risk officers to review our executive compensation arrangements in the light of our risk management policies and practices.

     o Limitation on Federal Income Tax Deductions. During the CPP Covered Period, we are not allowed to take federal income tax deductions for compensation paid to senior executive officers in excess of $500,000 per year.

Effect of the Current Financial Crisis - Restrictions Added by 2009 Stimulus Act

         On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the "Stimulus Act") into law. The Stimulus Act modified the compensation-related limitations contained in the CPP, created additional compensation-related limitations and directed the Secretary of the Treasury to establish standards for executive compensation applicable to participants in the TARP. The compensation-related limitations modified by the Stimulus Act which are subject to standards to be established by the Secretary of the Treasury are as follows:

     o No Severance Payments. Under the Stimulus Act, "golden parachutes" were redefined as any severance payment resulting from involuntary termination of employment, or from bankruptcy of the employer, except for payments for services performed or benefits accrued. Consequently under the Stimulus Act, we are prohibited from making any severance payment during the CPP Covered Period to our "senior executive officers" (defined in the Stimulus Act as the NEOs) and our next five most highly compensated employees.

     o Recovery of Bonus, Retention Awards and Incentive Compensation if Based on Certain Material Inaccuracies. The Stimulus Act also contains the "clawback provision" discussed above but extends its application to any bonus, retention award or awards and incentive compensation paid to any of our senior executive officers or our next 20 most highly compensated employees during the CPP Covered Period that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

     o No Compensation Arrangements that Encourage Earnings Manipulation. Under the Stimulus Act, during the CPP Covered Period, we are not allowed to enter into compensation arrangements that encourage manipulation of our reported earnings to enhance the compensation of any of our employees.

     o Limit on Incentive Compensation. The Stimulus Act contains a provision that prohibits the payment or accrual during the CPP Covered Period of any bonus, retention award or incentive compensation to our most highly compensated employee other than awards of long-term restricted stock that (i) do not fully vest during the CPP Covered Period, (ii) have a value not greater than one-third of the total annual compensation of the award recipient and (iii) are subject to such other restrictions as may be determined by the Secretary of the Treasury. We do not know whether awards of incentive stock options are covered by this prohibition. The prohibition on bonus, incentive compensation and retention awards does not preclude payments required under written employment contracts entered into on or prior to February 11, 2009.

     o Personnel Committee Functions. The Stimulus Act requires that our Personnel Committee be comprised solely of independent directors and that it meet at least semiannually to discuss and evaluate our employee compensation plans in light of an assessment of any risk posed to us from such compensation plans.

     o Compliance Certifications. The Stimulus Act also requires a written certification by our Chief Executive Officer and Chief Financial Officer of our compliance with the provisions of the Stimulus Act. These certifications must be contained in the Company's Annual Report on Form 10-K beginning with the Annual Report on Form 10-K for the fiscal year ending December 31, 2009.

     o Treasury Review of Bonuses Previously Paid. The Stimulus Act directs the Secretary of the Treasury to review all compensation paid to our senior executive officers and our next 20 most highly compensated employees to determine whether any such payments were inconsistent with the purposes of the Stimulus Act or were otherwise contrary to the public interest. If the Secretary of the Treasury makes such a finding, the Secretary of the Treasury is directed to negotiate with the CPP recipient and the subject employee for appropriate reimbursements to the federal government with respect to compensation and bonuses found to be excessive.

     o Say on Pay. Under the Stimulus Act, the SEC is required to promulgate rules requiring an advisory, non-binding say on pay vote by the shareholders on executive compensation at the annual meeting during the CPP Covered Period. The Company will comply with the provisions of the Stimulus Act and its implementing regulations in all respect, which includes the submission of "Item 3: Non-Binding Vote on Compensation of Named Executive Officers" set forth in this proxy statement.

                  Outstanding Equity Awards at Fiscal Year-End

        Name                                             Option awards
                          Number of           Number of              Equity          Option       Option
                          securities          securities           incentive        exercise    expiration
                          underlying          underlying              plan           price         date
                         unexercised         unexercised             awards:          ($)
                           options             options             Number of
                             (#)                (#)               securities
                         Exercisable       Un-exercisable         underlying
                                                                  unexercised
                                                                   unearned
                                                                   options
                                                                      (#)
-------------------------------------------------------------------------------------------------------------

Martin J. Geitz,             21,000 (1)               0                   0         $31.500      12/20/2015
  President & Chief
  Executive Officer


Anthony F. Bisceglio,             0                   0                   0              $0
  Executive Vice
  President,
Treasurer
 & Chief Financial
 Officer

Paul R. Little,               3,500 (2)           7,000 (2)               0         $30.000       5/16/2017
  Senior Vice
President
  & Chief Lending
 Officer

     (1) Options vest at the rate of 33 1/3% per year, with vesting dates of 12/21/2006, 12/21/2007 and 12/21/2008. Vesting is conditioned on the named individual remaining an employee until the end of each vesting period. Vesting may be accelerated under the circumstances described in Mr. Geitz's employment agreement and the Company's 1998 Stock Plan.

     (2) Options vest at the rate of 33 1/3% per year, with vesting dates of 5/17/2008, 5/17/2009 and 5/17/2010. Vesting is conditioned on the named individual remaining an employee until the end of each vesting period.
         Vesting may be accelerated under the circumstances described in Mr.
         Little's offer letter agreement and the Company's 1998 Stock Plan.




Director Compensation

         The Company has adopted a Director Compensation Plan for non-employee directors. During 2008, directors were compensated for service by means of: (1) an annual retainer of $4,000 per director; (2) $450 for each Board meeting attended in person; and (3) $150 for each standing committee meeting attended in person. That compensation rate structure remains in effect. No individual arrangements were granted during 2008.


                                                 Director Compensation

         Name              Fees      Stock     Option    Non-equity           Non-             All other        Total
                          earned    awards     awards     incentive         qualified        Compensation
                         or paid                            plan            deferred
                         in cash                           compen-        compensation
                                                           sation           earnings

------------------------------------------------------------------------------------------------------------------------

Robert J. Bogino          $19,750        $0         $0            $0                $0                    $0    $19,750

James F. Fleming          $11,800        $0         $0            $0                $0                    $0    $11,800

Edward J. Guarco          $13,000        $0         $0            $0                $0                    $0    $13,000

Gary R. Kevorkian         $15,700        $0         $0            $0                $0                    $0    $15,700

Barry R. Loucks (1)        $6,317        $0         $0            $0                $0                    $0     $6,317

George B. Odlum           $13,600        $0         $0            $0                $0                    $0    $13,600

Rodney R. Reynolds        $14,050        $0         $0            $0                $0                    $0    $14,050

David W. Sessions         $17,650        $0         $0            $0                $0                    $0    $17,650

Penny R. Woodford         $13,000        $0         $0            $0                $0                    $0    $13,000

Lincoln S. Young          $20,050        $0         $0            $0                $0                    $0    $20,050

         (1) Mr. Loucks passed away on May 11, 2008 while serving as a director.


Stock Option Plan

         The Company currently issues options to purchase shares of its common stock under the SBT Bancorp 1998 Stock Plan. As of March 13, 2009, there are options outstanding to purchase an aggregate of 51,189 shares of the Company's authorized but unissued common stock at a price of between $15.650 and $36.550 per share and which will expire between the years 2011 and 2017. There were no options granted to the Company's named executives during the year ended December 31, 2008.

         The following table sets forth the total number of securities authorized for issuance under equity compensation plans as of December 31, 2008.


                                 Number of securities                                 Number of securities remaining
                                   to be issued upon          Weighted-average         available for future issuance
                                      exercise of             exercise price of          under equity compensation
                                 outstanding options,       outstanding options,        plans (excluding securities
                                  warrants and rights        warrants and rights         reflected in column (a))
                                          (a)                        (b)                            (c)
                                 ----------------------     ----------------------    --------------------------------
Equity compensation plans
       approved by shareholders          51,189                     $30.33                         10,870

Equity compensation plans not
      approved by shareholders               0                          0                              0

                                 ----------------------     ----------------------    --------------------------------
                 Total                  51,189                     $30.33                         10,870
                                 ======================     ======================    ================================


Compensation Committee Interlocks and Insider Participation

         The members of the Personnel Committee are Messrs. Sessions (Chair), Guarco, Kevorkian, Reynolds and Young. Messrs. Sessions, Guarco and Kevorkian, or their affiliates, have engaged in loan transactions with the Bank, as discussed below, in "Certain Transactions." No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of our Personnel Committee.

Certain Transactions with Related Persons

         During 2008 and 2007, certain of the Company's and the Bank's current directors, executive officers and their affiliates had outstanding loans from the Bank. The largest aggregate amount of such loans outstanding during the period from January 1, 2008 to February 13, 2009 was on April 21, 2008 in an aggregate amount of $4,061,214, which represented 23.38% of the Bank's equity on that date, and approximately 2.40% of the Bank's outstanding loans as of that date. All such loans were made in the ordinary course of the Bank's business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

         During 2008 and 2007 the Bank paid $61,548 and $61,939, respectively, for rent and related expenses of the Bank's Granby branch office to Granby Pharmacy Shoppers Plaza, LLC, a company of which Mr. Kevorkian, one of the Company's directors, is a principal. Of these amounts paid, $9,392 and $9,784 were for real estate taxes on the property during 2008 and 2007, respectively. The Bank believes this to represent a fair market value lease. During 2007, the Bank paid $1,369 in maintenance costs related to the Bank's main office to Casle Corporation, a company of which David W. Sessions, one of its directors, is a principal. There were no expenses paid to Casle Corporation in 2008.

Policy and Procedures for Review, Approval or Ratification of Related Person Transactions

         Our related person transaction practices and policies between the Company or any of its subsidiaries and an executive officer, director or an immediate family member are currently governed by the Company's Code of Ethics and Conflicts of Interest Policy (the "Code of Ethics"). In the ordinary course of business, directors (or a business in which the director is a partner, director, shareholder or executive officer) may provide services to the Company or to customers of the Bank. We require our directors and executive officers to complete a questionnaire, annually, to provide information specific to related party transactions.

         Once we become aware of a proposed or a recurring activity with a related party, it is referred to the Chairman of the Board of Directors and the Chief Executive Officer who are authorized to determine whether the activity constitutes a conflict of interest and to act upon that determination. A transaction with a related party shall be consummated or shall continue only if such transaction is in accordance with the guidelines set forth in the Code of Ethics. Any material related person transaction involving officers will be disclosed to the Chief Executive Officer and any material related party transactions involving the Chief Executive Officer or a director will be disclosed to the Chairman of the Corporate Governance Committee.

Recommendation of the Board of Directors

         The Board of Directors intends to vote all proxies held by it in favor of all director nominees, unless shareholders direct otherwise. Election to the Board of the three Class I directors of the Company shall require the affirmative vote of a plurality of the votes cast at the 2009 Annual Meeting. Abstentions and broker non-votes with respect to the election of directors will not be included in determining whether nominees have received the votes of such plurality.

         THE BOARD RECOMMENDS UNANIMOUSLY A VOTE "FOR" ELECTION OF MESSRS. FLEMING AND GUARCO AND MS. WOODFORD TO THE BOARD OF DIRECTORS.

                                     ITEM 2
                                     ------


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit and Compliance Committee has selected Shatswell, MacLeod & Co., P.C. as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2009. Shatswell, MacLeod & Co., P.C. served as the Company's independent auditors for the fiscal year ended December 31, 2008 and has reported on the Company's financial statements for such year. Prior to the reorganization that occurred on March 2, 2006, Shatswell, MacLeod & Co., P.C. served as the independent auditor of the Bank.

         A representative of Shatswell, MacLeod & Co., P.C. is expected to be present at the 2009 Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

         The Audit and Compliance Committee has not developed detailed pre-approval policies because all engagements of independent accountants for audit and non-audit services must be approved by the Audit and Compliance Committee.

Principal Accountant Fees and Services

         The following table reflects the aggregate fees billed for the last two fiscal years for professional services by the principal accountant of the Company and the Bank for the audit of their respective annual financial statements and the aggregate fees billed in each of the last two fiscal years for professional services rendered by such principal accountant for tax compliance, tax advice and tax planning.

                                              2008                2007
                                       ------------------  ------------------
         Audit Fees                         $62,012             $60,025
         Audit-Related Fees (1)                  $0                  $0
         Tax Fees (2)                        $6,539              $6,596

         All Other Fees                          $0                  $0
                                       ------------------  ------------------
                  Total                     $68,551             $66,621
                                       ==================  ==================

         (1) Non-financial statement audits.

         (2) Preparation of tax returns and estimates for each year.

All of the fees paid to Shatswell, MacLeod & Co., P.C. in 2008 were pre-approved by the Audit & Compliance Committee.

Recommendation of the Board of Directors

         The Board of Directors intends to vote all proxies held by it in favor of ratifying the selection of Shatswell, MacLeod & Co., P.C. as the Company's independent auditors for the year ending December 31, 2009 (unless shareholders direct otherwise).

         THE BOARD RECOMMENDS UNANIMOUSLY A VOTE "FOR" RATIFICATION OF THE SELECTION OF THE FIRM OF SHATSWELL, MACLEOD & CO., P.C. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 2009.

                      AUDIT AND COMPLIANCE COMMITTEE REPORT

         The Audit and Compliance Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions, internal controls and financial reporting process. The Audit and Compliance Committee is comprised of five directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The members of the Audit and Compliance Committee are the same as the members of the Bank's Audit and Compliance Committee.

         Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors, Shatswell, MacLeod & Co., P.C., are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit and Compliance Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

         In connection with these responsibilities, the Company's Audit and Compliance Committee, as the successor to the Bank, met with management and the independent auditors to review and discuss the Company's December 31, 2008 consolidated financial statements. The Audit and Compliance Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit and Compliance Committee also received written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit and Compliance Committee concerning independence, and discussed with the independent auditors that firm's independence.

         Based upon the Audit and Compliance Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit and Compliance Committee recommended that the Board include the audited consolidated financial statements of the Company in the Company's annual report on Form 10-K for the last fiscal year filed.

         The Board has adopted a written charter for the Audit and Compliance Committee, which is attached as Appendix A to this Proxy Statement.

                                 Audit Committee
                      George B. Odlum, Jr., DMD (Chairman)
                                Robert J. Bogino
                                James T. Fleming
                                Edward J. Guarco
                                Penny R. Woodford

                                     ITEM 3
                                     ------

          NON-BINDING VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

         We believe that our compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a "Say on Pay" proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

         On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the "Stimulus Act") into law. The Stimulus Act requires, among other things, every participant in the Troubled Asset Relief Program to permit a non-binding shareholder vote to approve the compensation of the participant's executives. Accordingly, we are asking you to approve the compensation of the Company's named executive officers as described under "COMPENSATION AND OTHER MATTERS" in this proxy statement. Under the Stimulus Act, your vote is advisory and will not be binding upon the Board. However, the Personnel Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

         The Board of Directors intends to vote all proxies held by it in favor of approving the compensation of the named executive officers as determined by the Personnel Committee.

         THE BOARD RECOMMENDS UNANIMOUSLY A VOTE "FOR" THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DETERMINED BY THE PERSONNEL COMMITTEE.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's common stock with the Securities and Exchange Commission (the "SEC"). Prior to the bank holding company reorganization on March 2, 2006, these reports were filed by Reporting Persons of the Bank with the Federal Deposit Insurance Corporation (the "FDIC"). Based solely upon the Company's review of its Reporting Persons' Forms 3, 4 and 5 filed with the SEC during and for the year ended December 31, 2008, and on written representations by certain officers and directors, the Company has determined that Gary Kevorkian failed to file a Form 4 on a timely basis for the purchase of 323 shares of our common stock on April 25, 2008 (the Form 4 was filed on May 8, 2008) and that no other Reporting Person was delinquent with respect to his or her reporting obligations.


                                  OTHER MATTERS

         The Board knows of no other business to be brought before the 2009 Annual Meeting. If, however, any other business should properly come before the 2009 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.


                      SHAREHOLDER PROPOSALS AND NOMINATIONS

         Shareholders entitled to vote for the election of directors at the 2010 Annual Meeting may make nominations of individuals for election to the Board. Such nominations shall be made in writing, and shall be delivered or mailed and received by the Secretary of the Company not less than 90 nor more than 130 calendar days prior to such Annual Meeting, which is expected to be held on May 11, 2010. The Board's Corporate Governance Committee considers such nominations.

         Such written nominations shall contain the following information, to the extent known to the nominating shareholder: (1) the name, age, business and residence address of each proposed nominee; (2) the principal occupation or employment of each proposed nominee; (3) the total number of shares of common stock of the Company that are beneficially owned by each proposed nominee; (4) the name and address of the nominating shareholder; (5) the total number of shares of common stock of the Company owned by the nominating shareholder; (6) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (7) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders. Nominations by beneficial owners of stock of the Company who are not record holders must be accompanied by evidence satisfactory to the Secretary of the Company showing that such nominating persons are entitled to act with respect to such shares. Nominations that are not made in accordance with these procedures shall be deemed void. The credentials and qualifications of all nominees also are subject to review by the Board.

         Any proposal intended to be presented by a shareholder at the Company's 2010 Annual Meeting of Shareholders which is not a nomination to the Board must be presented to the Company in writing, and must be delivered or mailed and received by the Secretary of the Company not less than 90 nor more than 130 calendar days prior to the 2010 Annual Meeting, which is expected to be held on May 11, 2010. Such notice shall include: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the 2010 Annual Meeting; (2) the name and address, as they appear on the Company's records, of the shareholder proposing such business; (3) the number of shares of the Company's common stock which are beneficially owned by the shareholder; and (4) any material interest of the shareholder in such business.

         In order for a shareholder proposal to be included in the proxy statement and form of proxy for the Company's 2010 Annual Meeting the proposal must be received by the Company not later than December 4, 2009 and comply with all the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. In addition, if the Company is not notified of a shareholder proposal by February 19, 2010 then the proxies held by management of the Company may provide the discretion to vote against such shareholder proposal, even though such proposal is not included in the proxy statement and form of proxy.

         Nominations and proposals should be addressed to Gary R. Kevorkian, Secretary, SBT Bancorp, Inc., 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248. It is suggested that such nominations and proposals be sent by Certified Mail-Return Receipt Requested.


                        ANNUAL REPORT ON FORM 10-K REPORT

         The financial statements of the Company as of and for the year ended December 31, 2008 are contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on or before March 31, 2009. The Annual Report on Form 10-K is not to be considered as a part of this proxy soliciting material. Copies of Company's Annual Report on Form 10-K will be forwarded without charge upon written request to Gary R. Kevorkian, Secretary, SBT Bancorp, Inc., 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248.


          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         The Company intends to deliver one Proxy Statement to multiple shareholders of the Company sharing an address, unless we receive contrary instructions from one or more of such shareholders. Upon written or oral request we will provide a separate copy of the Company's Proxy Statement to a shareholder sharing an address with another shareholder to which a single copy of the Proxy Statement were sent. To request an additional copy of the Proxy Statement, please call the Company at (860) 408-5493 or write to us at SBT Bancorp, 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248. In the future, if you wish to receive a separate copy of the Company's Proxy Statement, please call or write to us at the number and address listed above. Similarly, shareholders sharing an address who are receiving multiple copies of the Company's Proxy Statement and who wish to receive only one copy of these materials at their address can so request by contacting us at the same telephone number and address.

                                         By order of the Board of Directors



Simsbury, Connecticut                    Gary R. Kevorkian, Secretary
April 10, 2009

                                SBT BANCORP, INC.

                  Proxy for the Annual Meeting of Shareholders
                           to be held on May 12, 2009

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Robert J. Bogino and George
B. Odlum, Jr., DMD and each of them acting alone, with full power of substitution, as Proxies to represent all shares of stock of SBT Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at The Simsbury Bank & Trust Company's main office, 981 Hopmeadow Street, Simsbury, Connecticut on Tuesday, May 12, 2009 at 5:00 p.m., local time, and at any adjournment thereof.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE. The Proxies cannot vote your shares unless you sign, date and return this card.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. The Board of Directors unanimously recommends a "For" vote. To elect the three Class I directors each to serve a three year term.
   Nominees: James T. Fleming, Edward J. Guarco and Penny R. Woodford.

                         FOR                 WITHHELD
                         [  ]                  [  ]
             For: except vote withheld from the following nominee(s)


      ------------------------------------------------------------------


2. The Board of Directors unanimously recommends a "For" vote. To ratify the appointment of Shatswell, MacLeod & Co., P.C. as the Company's independent auditors for the fiscal year ending December 31, 2009.

                FOR               AGAINST              ABSTAIN
                [  ]               [  ]                  [  ]


3. The Board of Directors unanimously recommends a "For" vote. To approve, on a non-binding basis, the compensation of the Company's named executive officers as determined by the Personnel Committee.

                FOR               AGAINST              ABSTAIN
                [  ]               [  ]                  [  ]


4. In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting.


 This Proxy, when properly executed, will be voted on behalf of the undersigned as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.


Please sign exactly as your name appears hereon. Joint owners must both sign. Attorney, executor, administrator, trustee, or guardian must give full title as such. A corporation or partnership must sign in its name by authorized person.


[  ] MARK HERE FOR ADDRESS CHANGE AND MARK LABEL ACCORDINGLY

Signature:_________________________________________      Date:__________


[  ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Signature:_________________________________________      Date:__________